Exhibit 32.1

CERTIFICATIONS

PURSUANT TO 18 UNITED STATES CODE §1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies that to his knowledge the quarterly report on Form 10-Q of GenCorp Inc. for the period ended February 28, 2013 (the Report), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company, as of the dates and the periods expressed in the Report.

/s/ Scott J. Seymour
Scott J. Seymour
President and Chief Executive Officer
(Principal Executive Officer)

Date: April 5, 2013

The undersigned hereby certifies that to her knowledge the quarterly report on Form 10-Q of GenCorp Inc. for the period ended February 28, 2013 (the Report), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company, as of the dates and the periods expressed in the Report.

/s/ Kathleen E. Redd
Kathleen E. Redd
Vice President, Chief Financial Officer and Assistant Secretary
(Principal Financial Officer and Principal Accounting Officer)

Date: April 5, 2013